Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 8, 2006 relating to the consolidated financial statements of Ocean Conversion (BVI) Ltd. as of December 31, 2005 and for the year then ended.
/s/ Rachlin Cohen & Holtz LLP
Ft. Lauderdale, Florida
October 12, 2006